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                                                                    EXHIBIT 10.7

                           AMENDED AND RESTATED
                       HOUSING MANAGEMENT AGREEMENT
                       ----------------------------


          WHEREAS, CAPITOL PARK ASSOCIATES, an Illinois limited partnership ("Owner") and Interstate General Corporation, a Delaware corporation ("IGC"), have executed those two (2) certain Restated Housing Management Agreements (the "Restated Housing Management Agreements"), each dated December 3, 1984, covering the apartment buildings located at 301 "G" Street, Southwest, 101-103 "G" Street, Southwest, and 201 "I" Street, Southwest, all in Washington, D.C. (the "Property"); and

          WHEREAS, Owner and Interstate Properties, a Maryland limited partnership ("IP") have executed that certain Amendment to Management Agreements (the "Amendment") dated as of December 31, 1984;

          NOW, THEREFORE, Owner and INTERSTATE GENERAL COMPANY, L.P., a Delaware limited partnership ("Agent), as successor to IP hereby enter into this AMENDED AND RESTATED HOUSING MANAGEMENT AGREEMENT (this "Agreement") as of the 12th day of May, 1994 subject to the following provisions:

          1. APPOINTMENT AND ACCEPTANCE. The Owner appoints the Agent as
             --------------------------
exclusive agent for the management of the property described in Section 2 of this Agreement, and the Agent accepts the appointment, subject to the terms and conditions set forth in this Agreement.

          2. DESCRIPTION OF PROJECT. The Property to be managed by the Agent
             ----------------------
under this Agreement (the "Project") is a housing development, consisting of the land, buildings, and other improvements which make up FHA Project No. 000-11107PM. The Project is further described as follows:

          Name: Capitol Park Apartments
          Location: Washington, D.C.
          Number of dwelling units: 936

          3. DEFINITIONS. As used in this Agreement:
             -----------

             (a) "HUD" means the United States Department of Housing and Urban Development.

             (b) "Regulatory Agreement" means that certain regulatory agreement, dated May 12, 1994, between the Owner and the Secretary and recorded in Washington, D.C.
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             (c) "Secretary" means the Secretary of the United States Department of Housing and Urban Development.

             (d) "First Mortgage" means that certain Deed of Trust, dated May 12, 1994, by and between the owner of the Project as Grantor, and the First Mortgagee as hereinafter defined, with respect to the Project, which mortgage secures the Loan and is insured by the Secretary.

             (e) "Loan" means that certain loan made by First Mortgagee to Owner in the amount of $22, 100,000 insured by HUD under Section 207, pursuant to Section 223(f) of the National Housing Act and the regulations promulgated thereunder.

             (f) "Loan Documents" means the Deed of Trust Note, the Deed of Trust, and any other collateral documents entered into by the Owner and the First Mortgagee in connection with the Loan.

             (g) "First Mortgagee" means Continental Wingate Associates, Inc., its successors and/or assigns.

             (h) "Principal Parties" means the Owner and the Agent.

          4. HUD REQUIREMENTS. The Project is subject to the First Mortgage
             ----------------
which is insured by HUD under Section 207, pursuant to Section 223(f) of the National Housing Act and the regulations promulgated thereunder, pursuant to which the Owner has entered into the Regulatory Agreement. The Regulatory Agreement obligates the Owner to provide for management of the Project in-a manner satisfactory to the Secretary. In performing its duties under this Management Agreement, the Agent will comply with all pertinent requirements of the Regulatory Agreement, copies of which Owner has furnished to Agent, and the directives of the Secretary pertaining thereto. In the event of any instruction from the Owner which is in contravention of such requirements, such requirements will prevail.

          5. MANAGEMENT CERTIFICATION (HUD FORM-9839-B). The Owner and the Agent
             ------------------------------------------
hereby agree to execute and deliver to the Secretary, as required, a Management Certification (HUD Form 9839-B) which conforms to all applicable HUD requirements. The Principal Parties acknowledge and agree that the Secretary shall have the right to require a termination of this Agreement due to the failure on the part of either the Owner or the Agent to comply with the terms and provisions of the Management Certification as further provided in Section 26(c) of this Agreement.

          6. BASIC INFORMATION. The Agent hereby represents and warrants to the
             -----------------
Owner that the Agent has a working knowledge of the character, location, construction, layout, plan and operating of the Project, including, but not limited to, the electrical, heating, plumbing, air-conditioning and ventilating systems, the elevators, and all other mechanical equipment, which

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such working knowledge (i) was acquired by Agent during Agent's prior management of the Project pursuant to a previous Management Agreement and (ii) shall be sufficient for the Agent to effectively carry out its duties and obligations in connection with the management of the Project.

          7. MARKETING. The Agent will carry out the marketing activities in
             ---------
connection with the management of the Project as requested by Owner from time to time, observing all requirements of the Affirmative Fair Housing Marketing Plan for the Project approved by the Secretary. Subject to the Owner's prior approval, advertising expenses will be paid out of the Rental Agency Account as Project expenses.

          8. RENTALS. The Agent will offer for rent and will rent the dwelling
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units, parking spaces, commercial space and other rental facilities and concessions in the Project. Incident thereto, the following provisions will apply:

             (a) The Agent will follow the tenant selection policy described in the Regulatory Agreement and the directives of the Secretary.

             (b) The Agent will follow the marketing plan as approved by the Owner, which marketing plan shall include, but may not be limited to, credit and other tenant eligibility criteria for the Project.

             (c) The Agent will show the premises to prospective tenants.

             (d) The Agent will take and process applications for rentals. If an application is rejected, the applicant will be told the reason for rejection, and the rejected application, with reason for rejection noted thereon, will be kept on file for one (1) year. A current list of prospective tenants will be maintained.

             (e) The Agent will prepare all dwelling leases and parking permits, and will execute the same in its name, identified thereon as agent for the Owner. The terms of all leases will comply with the pertinent provisions of the Regulatory Agreement and the directives of the Secretary. Dwellingleases will be in a form approved by the Owner and the Secretary, but individual dwelling leases and parking permits need not be submitted for the approval of the Owner or the Secretary provided the Agent adheres to the rental plan and the marketing plan approved by Owner.

             (f) The Agent will furnish the Owner with rent schedules, in a form from time to time approved by the Secretary, showing fair market rents and basic rents for dwelling units, and other charges for facilities and services. In no event will such fair market rents and other charges be exceeded. Agent shall not agree to charge an amount less than such rents and other charges set forth on any rent schedule then in effect without obtaining Owner's prior written consent. Eligibility for dwelling rents which are less

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          than such fair market rents, and the amount of such lesser rents, will be determined in accordance with the Regulatory Agreement and the directives of the Secretary.

             (g) The Agent will collect, deposit, and disburse security deposits, if required, in accordance with the terms of each tenant's lease. The amount of each security deposit will be as specified in the Regulatory Agreement and the directives of the Secretary. Security deposits will be deposited by the Agent in an interest-bearing account (hereinafter referred to as the "Security Deposit Account") separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by an agency of the United States Government, and a pro-rata share of interest earned will be credited to each tenant's security deposit and administered in accordance with all applicable Federal, State and local laws. This account will be carried in the Agent's name and designated of record as "Capitol Park Security Deposit Account." The Owner shall at all times during the term of this Agreement be a permitted signatory on the Security Deposit Account; provided, however, Agent shall not be required to obtain Owner's signature to any checks or other disbursements made by Agent from the Security Deposit Account except as otherwise provided in this Agreement or as Owner may hereafter direct. The Owner shall designate the financial institutions in which the Security Deposit Account shall be maintained; provided that Owner shall give consideration in making such designation to the convenience of location of any such financial institution and to the requirements of applicable law, if any, pertaining to the maintenance of the Security Deposit Account in a financial institution located in the District of Columbia.

          9. COLLECTION OF RENTS AND OTHER RECEIPTS. The Agent will collect when
             --------------------------------------
due all rents, charges and other amounts receivable on the Owner's account in connection with the management and operation of the Project. Such receipts (except for tenants' security deposits which will be handled as specified in Subsection 8(f) above) will be deposited in an account (hereinafter referred to as the "Rental Agency Account"), separate from all other accounts and funds, with a bank whose deposits are insured by the Federal Deposit Insurance Corporation. This account will be carried in the Agent's name and designated of record as "Capitol Park Rental Agency Account"; provided, however, Agent shall not be required to obtain Owner's signature to any checks or other disbursements made by Agent from the Rental Agency Account except as otherwise provided in this Agreement or as Owner may hereafter direct. Owner shall at all times during the term of this Agreement be a permitted signatory on the Rental Agency Account. The Owner shall designate the financial institutions in which the Rental Agency Account shall be maintained; provided that Owner shall give consideration in making such designation to the convenience of location of any such financial institution and to the requirements of applicable law, if any, pertaining to the maintenance of the Rental Agency Account in a financial institution located in the District of Columbia.

          10. ENFORCEMENT OF LEASES. The Agent will secure full compliance by
              ---------------------
each tenant with the terms of such tenant's lease. Voluntary compliance will be emphasized, and the Agent

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will counsel tenants and make referrals to community agencies in cases of financial hardship or under other circumstances deemed appropriate by the Agent, to the end that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the Project. Nevertheless, and subject to pertinent procedures, the Agent may lawfully terminate any tenancy when, in the Agent's judgment, sufficient cause (including, but not limited to, nonpayment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, the Agent is authorized to consult with legal counsel to be designated by the Owner, to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, that the Agent will keep the Owner informed of such actions and will follow such instructions as the Owner may prescribe for the conduct of any such action. Subject to the Owner's approval, attorney's fees and other necessary costs incurred in connection with such actions will be paid out of the Rental Agency Account as Project expenses.

          11. MAINTENANCE AND REPAIR. The Agent will cause the Project to be
              -----------------------
maintained and repaired in accordance with local codes, and in a condition at all times acceptable to the Owner and the Secretary, including, but not limited to, cleaning, painting, decorating, plumbing, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any limitations imposed by the Owner in addition to those contained herein.

          Incident thereto, the following provisions will apply:

              (a) Special attention will be given to preventive maintenance, and to the greatest extent feasible, the services of regular maintenance employees will be used.

              (b) Subject to the Owner's prior approval the Agent will contract with qualified independent contractors for the maintenance and repair of building systems and elevators, and for extraordinary repairs beyond the capability of regular maintenance employees.

              (c) The Agent will systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of the same. Emergency requests will be received and serviced on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to the Owner after investigation.

              (d) The Agent is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary to effectuate proper maintenance and repair.

              (e) Notwithstanding any of the foregoing provisions, the prior approval of the Owner will be required for any expenditure which exceeds Fifteen Thousand Dollars ($15,000.00) in any one instance for labor, materials, or otherwise in connection with the maintenance and repair of the Project; provided, however, that Owner's prior

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          approval shall not be required for any expenditure in connection with maintenance and repair which exceeds Fifteen Thousand Dollars ($15,000.00), so long a such expenditure is for (i) recurring expenses within the limits of the operating budget, (ii) emergency repairs involving manifest danger to persons or property or (iii) repair or maintenance work required to avoid suspension of any necessary service to the Project. In the latter event, the Agent will inform the Owner of the facts necessitating the excessive expenditure as promptly as possible.

          12. UTILITIES AND SERVICES. In accordance with the operating budget,
              ----------------------
the Agent will make arrangements for water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, decorating, laundry facilities, and telephone service. Subject to the Owner's prior approval, the Agent will make such contracts as may be necessary to secure such utilities and services.

          13. EMPLOYEES. The Agent will prescribe the number, qualifications and
              ---------
duties of the personnel to be regularly employed in the management of the Project, including a maintenance superintendent. All such personnel will be employees of the Agent, and will be hired, supervised, and discharged by the Agent, subject to the following conditions; provided, however, the Agent shall obtain the Owner's prior written approval of any and all decisions or actions which materially impact the staffing of the Project:

              (a) Agent shall develop a staffing plan for the Project, which plan shall require the Owner's prior written approval, and shall be included in the annual budget for the Project developed by Agent, and approved by Owner, pursuant to Section 16 of this Agreement.

              (b) The compensation (including fringe benefits) of maintenance employees will be as approved by Owner. Compensation of bookkeeping, clerical, and other managerial personnel will be within the Agent's sole discretion provided that minimum wage standards will be met; however, Owner may determine the compensation for certain key employees in Owner's sole discretion without Agent's approval which such key employees shall also be determined in Owner's sole discretion.

              (c) The Owner will reimburse the Agent for compensation (including fringe benefits) payable to the maintenance employees and for all local, State, and Federal taxes and assessments (including, but not limited to, Social Security taxes, unemployment insurance, and workman's compensation insurance) incident to the employment of such personnel. Such reimbursements will be paid out of the Rental Agency Account and will be treated as Project expenses.

              (d) The Agent will establish and follow an employment policy which affords residents of the Project maximum opportunities for employment in the management and operation of the Project and, to the extent consistent with that consideration, affords

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          employment opportunities to lower-income persons in the area. While personnel will be employed primarily on the basis of ability, the Agent will make conscientious effort to provide special assistance and training for Project residents and members of minority groups who are not initially qualified.

          14. DISBURSEMENTS FROM RENTAL AGENCY ACCOUNT.
              ----------------------------------------

              (a) From the funds collected and deposited by the Agent in the Rental Agency Account pursuant to Section 9 above, the Agent will make the following disbursements promptly when payable:

                  (1) Reimbursement to the Agent for compensation payable to the employees specified in Subsection 13(c) above, and for the taxes and assessments payable to local, state, and federal governments in connection with the employment of such personnel.

                  (2) The aggregate payments required to be made monthly by the Owner to the First Mortgagee, including the amounts due under the mortgage for principal amortization, interest, mortgage insurance premium, taxes and assessments, fire and other hazards insurance premiums, and the amount specified in the Regulatory Agreement for allocation to the Reserve for Replacements.

                  (3) Expenses of operation and maintenance, including repairs and other improvements, to the Project due and payable by the Owner or by the Agent as directed by Owner under the terms of this Agreement, including compensation payable to the Agent, pursuant to Section 26 below, for its services hereunder.

              (b) Except for the disbursements mentioned in Subsection 14(a) above, funds will be disbursed or transferred from the Rental Agency Account only as the Owner may from time to time direct in writing. All disbursements or transfers of any funds made by Agent shall be undertaken strictly in accordance with this Agreement and the Regulatory Agreement.

              (c) In the event that the balance in the Rental Agency Account is at any time insufficient to pay disbursements due and payable under Subsection 14(a) above, the Agent will inform the Owner of that fact and the Owner shall advise the Agent as to the disposition and utilization of the balance of funds remaining in the Rental Agency Account. In no event will the Agent be required to use its own funds to pay such disbursements nor shall the Owner be obligated to provide its own funds to cover any deficiency in the Rental Agency Account.

          15. EXPENDITURES. Notwithstanding any other provisions in this
              ------------
Agreement. any expenditure in connection with the Project which exceeds fifteen thousand dollars ($15,000.00)

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shall require the prior written approval by Owner; provided, however, that
Owner's prior approval shall not be required for any expenditure which exceeds Fifteen Thousand Dollars ($15,000) so long as such expenditure is for recurring operating expenses within the limits of the operating budget.

          16. BUDGETS. Annual operating budgets for the Project will be as
              -------
approved by the Owner. Except as permitted under Subsection 11(e) above, annual disbursements for each type of operating expenses itemized in the budget will not exceed the amount authorized by the approved budget. The Agent will prepare a recommended operating budget for each subsequent fiscal year beginning during the term of this Agreement, and will submit the same to the Owner at least thirty (30) days before the beginning of the fiscal year. The Owner will promptly inform the Agent of changes, if any, incorporated in the approved budget, and the Agent will keep the Owner informed of any anticipated deviation from the receipts or disbursements stated in the approved budget. The budget shall contain a management and maintenance plan for the Project for the ensuing year.

          17. RECORDS AND REPORTS. The Agent will have the following
              -------------------
responsibilities with respect to records and reports:

              (a) The Agent will establish and maintain a-comprehensive system of records, books, and accounts in a manner conforming to the directive of the Secretary, and otherwise satisfactory to the Owner, the Secretary and the First Mortgagee, as applicable. All records, books, and accounts will be subject to examination at reasonable hours by any authorized representative of the Owner, the Secretary or the First Mortgagee, as applicable.

              (b) With respect to each fiscal year ending during the term of this agreement, the Agent will cause an annual financial report of the Project and partnership tax returns of the Owner (including Capitol Park Land Corporation) to be prepared by a Certified Public Accountant or other person acceptable to the Owner and Secretary, based upon the preparer's examination of the books and records of the Owner and the Agent. The report will be prepared in accordance with the directives of the Secretary, will be certified by the preparer and the Agent, and will be submitted to the Owner within (60) days after the end of the fiscal year, for the Owner's further certification and submission to the Secretary and the First Mortgagee as required. Compensation for the preparer's services will be paid out of the Rental Agency Account as an expense of the Project

              (c) The Agent will prepare a monthly report comparing actual and budgeted figures for receipts and disbursements, and will submit each such report to the Owner within fifteen (15) days after the end of the month covered.

              (d) The Agent will furnish weekly such information (including occupancy reports, checks paid and accounts payable) as may be requested by the Owner or the

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          Secretary from time to time with respect to the financial, physical, or operational condition of the Project.

              (e) By the fifteenth (15th) day of each month, the Agent will furnish the Owner with an itemized list of all delinquent accounts, including rental accounts, as of the tenth (10th) day of the same month.

              (f) By the fifteenth (15th) day of each month, the Agent will furnish the Owner with a statement of receipts and disbursements during the previous month, and with a schedule of accounts receivable and payable, and reconciled bank statements for the Rental Agency Account and Security Deposit Account as of the end of the previous month.

              (g) Except as otherwise provided in this Agreement, Agent's overhead expenses, including, but not limited to, costs in connection with the operation of any of the Agent's offices not located on the Project, compensation of Agent's employees (other than those employed exclusively to service the Project), compensation of any other off-site personnel of the Agent, bookkeeping expenses, clerical expenses, and other management overhead expenses (including, but not limited to, costs of office supplies and equipment, data processing services, postage, transportation for managerial personnel, and telephone services) will be borne by the Agent out of his own funds and will not be treated as Project expenses.

          18. FIDELITY BOND. The Agent will furnish, at its own expense, a
              -------------
fidelity bond in an amount, which is at least equal to the gross potential income for two months and is conditioned to protect the Owner, the Secretary and the First Mortgagee, as is applicable, against misapplication of Project funds by the Agent and its employees. The other terms and conditions of the bond, and the surety thereof, will be subject to the approval of the Owner, the Secretary and the First Mortgagee, as applicable. The Agent agrees to maintain such fidelity bond coverage at all times in accordance with the requirements of the Secretary and the First Mortgagee.

          19. ACCOUNTS. In addition to any other requirements set forth in this
              --------
Agreement, Owner shall be a permitted signatory on any and all accounts with respect to the Project and subject to this Agreement. All such accounts shall remain separate and no funds in any account provided for herein shall be permitted to be commingled with any funds from another account provided for under this Agreement or otherwise.

          20. BIDS AND PURCHASE DISCOUNTS OR COMMISSIONS. The Owner and Agent
              ------------------------------------------
agree to obtain contract materials, supplies and services, including the preparation of the annual audit, at the lowest possible cost and on the terms most advantageous to the Project and to secure and credit to the Project all discounts, rebates or commissions obtainable with respect to purchases, service contracts and other transactions on behalf of the Project. The Owner and the Agent

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agree that all goods and services purchased from individuals or companies having an identity-of-interest with Owner or Agent shall be purchased at costs not in excess of those that would be incurred in making arms-length purchases on the open market. In addition, Agent shall obtain Owner's approval prior to entering into any contract with any party having an identity-of-interest with Agent.

          The Agent shall solicit written cost estimates (i.e., bids) from at least three contractors or suppliers for any work items which the Owner or the Secretary estimates will cost 55,000 or more and for any contract or ongoing supply or service arrangement which is estimated to exceed $5,000 per year. The Agent agrees to accept the bid which represents the lowest price taking into consideration the bidder's reputation for quality of workmanship or materials and timely performance, and the time frame within which the service or goods are needed. For any contract or ongoing supply or service arrangement obtainable from more than one source and estimated to cost less than $5,000, the Agent shall solicit verbal or written cost estimates, as necessary to assure that the Project is obtaining services, supplies and purchases at the lowest possible cost. The Agent must make a written record of any verbal estimate obtained. Copies of all required bids and documentation of all other written or verbal cost comparisons made by the Agent shall be made part of the Project's records and shall be retained for three years from the date the work was completed. This documentation shall be subject to inspection by the Secretary or his/her designee and the Agent agrees to submit such documentation upon request.

          The Agent further agrees to include the following clause in any contract entered into with any provider of goods or services to the Project, the cost of which services are to be paid from Project funds:

          "Upon request by (Owner or Agent) or the Secretary, (name of contractor or supplier) will make available to the Secretary at a reasonable time and place: (name of contractor or supplier's) records which relate to goods or services provided to the project. Records and information will be sufficient to permit the Secretary to determine the services performed, the location at which the services were performed, the time consumed in providing the services, the charges made for materials, and the per unit and total charges levied for said services."

          The Agent agrees to request such records from the contractor or supplier within seven days of receipt of a written request from the Secretary or his/her designee.

          The Agent agrees to make available to the Secretary, the General Accounting Office and their respective representatives, all records of the Agent's management company and its identity-of-interest company(s), if any, which relate to the provision of goods or services to the Project whenever Project funds have been used to pay for such goods and/or services (other than management services).

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          In the event charges levied by an identity-of-interest firm exceed charges which were or would have been levied by an identity-of-interest firms taking into consideration the quality of work and materials and timely performance for similar services or materials, the Agent, at the request of the Secretary, shall refund, at its sole cost and expense, any excessive amounts which were paid from the Project funds; provided, however, the Owner shall refund, at its sole cost and expense, any excessive amounts which were paid from the Project funds if and only if such excessive amounts were paid to an identity-of-interest firm pursuant to a contract for which Owner granted its prior written approval. If the Agent or Owner, as the case may be, and the appropriate HUD Field Office acting on behalf of the Secretary cannot agree as to the amount of refund due, the Chief of the Loan Management Branch of such HUD Field Office shall request HUD's Office of the Inspector General to review the Agent's, Owner's or identity-of-interest firm's records related to the transactions under review. The Inspector General shall provide the Chief of the Loan Management Branch of the HUD Field Office with an estimate of the amount of refund due. The Deputy Director for Housing Management and the Chief of the Loan Management Branch of the HUD Field Office shall review the Inspector General's report and shall notify the Owner or Agent, as the case may be, in writing of the amount of refund due. Within 20 days of receipt of the HUD Field Office's letter, the Owner or Agent, as the case may be, shall refund any amounts found to be excessive.

          21. TENANT-MANAGEMENT RELATIONS. The Agent will encourage and assist
              ---------------------------
residents of the Project in forming and maintaining representative organizations to promote their common interest, and will maintain good-faith communication with such organizations to the end that problems affecting the Project and its residents may be avoided or solved on the basis of mutual self-interest.

          22. ON-SITE MANAGEMENT FACILITIES. Subject to the further agreement of
              -----------------------------
the Owner and Agent as to more specific terms, the Agent will maintain a management office within the Project to be located in 301 "G" Street, S.W., Washington, D.C.

          23. INSURANCE. The Owner will inform the Agent of insurance to be
              ---------
carried with respect to the Project and its operations, and the Agent will cause such insurance to be placed and kept in effect at all times. The Agent will pay premiums out of the Rental Agency Account, and premiums will be treated as operating expenses. All insurance will be placed with such companies, on such conditions, in such amounts, and with such beneficial interests appearing thereon as shall be acceptable to the Owner, the Secretary and the First Mortgagee, as applicable, and shall be otherwise in conformity with the First Mortgage; provided that the same will include public liability coverage, with the Agent designated as one of the insured, in amounts acceptable to the Agent as well as the Owner, the Secretary and the First Mortgagee, as applicable. The Agent will investigate and furnish the Owner with full reports as to all accidents, claims, and potential claims for damage relating to the Project, and will cooperate with the Owner's insurers in connection therewith.

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          24. COMPLIANCE WITH GOVERNMENTAL ORDERS. The Agent will take such
              -----------------------------------
actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Project, whether imposed by federal, state, county or municipal authority, subject, however, to the limitation stated in Subsection 11(e) with respect to repairs. Nevertheless, the Agent shall take no such action so long as the Owner is contesting, or has affirmed its intention to contest, any such order or requirement. The Agent will notify the Owner in writing of all notices of such orders or other requirements within seventy-two
(72) hours from the time of Agent's receipt of such notices.

          25. NON-DISCRIMINATION. In the performance of its obligations under
              ------------------
this Agreement, the Agent will comply with the provisions of any Federal, State or local law prohibiting discrimination against any persons on grounds of race, color, creed, sex, national origin, handicap or age, including Title VI of the Civil Rights Act of 1964. Title VIII of the Civil Rights Act of 1968, Executive Order 11063, Section 504 of the Rehabilitation Act of 1973, the Age Discrimination Act of 1975, and all regulations and administrative instructions implementing those Jaws, as applicable.

          26. AGENT'S COMPENSATION. The Agent will be compensated for its
              --------------------
services under this Agreement by monthly fees, to be paid out of the Rental Agency Account and treated as Project expenses. Such fees will be payable on the 10th day of each month of the term of this Agreement. Each monthly fee will be in (a) an amount equal to three and one-half percent (3-1/2%) of gross collections of the Project received during the preceding month, and (b) an amount not to exceed Five Thousand Five Hundred and 00/100 Dollars ($5,500) on a monthly basis in reimbursement of such documented expenses which Agent may incur during the preceding month in connection with its management of the Project in accordance with this Agreement. For purposes hereof, gross collections shall be deemed to include residential rental income received from Project residents and income of the Project from other sources, as permitted under the Regulatory Agreement, such as coin-operated laundry equipment, and the rental of parking spaces located within the Project. The Agent, from its fee hereunder, shall pay to Multistate Realty Services, Inc. or such other consulting service designated by Owner a fee not to exceed one percent (1%) of gross collections for such consultant's advice with respect to the management of the Project.

          27. Term of Agreement.  The initial term of this Agreement (the
              -----------------
"Initial Term") shall be in effect for a period of approximately two (2) years, beginning on and ending on the last day of the calendar month which is twenty-four (24) calendar months after the calendar month in which the term of this Agreement begins (unless the term of this Agreement begins on the first day of a calendar month, in which case the term of this Agreement shall end on the last day of the calendar month which is twenty-four (24) calendar months from the beginning of the Term). Thereafter, the term shall be from year to year unless otherwise terminated pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, this Agreement and the obligations of the Principal Parties hereunder shall be subject to the following conditions:

              (a) This Agreement may be terminated by Owner upon thirty (30) days written notice for any reason with or without cause after the "Initial Term.

              (b) This Agreement may be terminated by Agent upon sixty (60) days written notice for any reason with or without cause after the "Initial Term".

              (c) It is expressly understood and agreed by and between the Principal Parties that the Secretary shall have the right to terminate this Agreement at the end of any calendar month for failure on the part of either the Owner or the Agent to comply with the provisions of the Management Certification, or other good cause, on thirty (30) days advance written notice to the Owner and the Agent, except in the event of a default by the Owner under the First Mortgage, the Regulatory Agreement or any subsidy contract for the Project in which case this Agreement shall be deemed terminated immediately upon the issuance by the Secretary of written notice of termination to the Owner and the Agent. If the Secretary terminates the Agreement as aforesaid, the Owner will promptly make arrangements for providing management satisfactory to the Secretary and no liability will attach to either of the Principal Parties in the event of such termination.

              (d) It is expressly understood and agreed by and between the Principal Parties that the First Mortgagee shall have the right to terminate this Agreement upon thirty (30) days written notice to the Principal Parties in the event of a default under the Loan Documents by the Owner.

              (e) Upon termination, the Agent will submit to the Owner any financial statements required by the Secretary, and will turn over to the Owner all of the Project's cash, trust accounts, investments and records within five (5) days of the termination of this Agreement. After the Principal Parties have accounted to each other with respect to all matters outstanding as of the date of termination, the Owner will furnish the Agent security, in form and principal amount satisfactory to the Agent, against any obligations or liabilities which the Agent may properly have incurred on behalf of the Owner hereunder.

              (f) Agent hereby waives any contractual, statutory or other management lien on the Project which such right to lien Agent may hold as of the date hereof and hereafter.

          28. INDEMNIFICATION. Agent shall indemnify and hold harmless Owner,
              ---------------
its officers, directors, and employees from and against any and all claims, damages, losses, and expenses (including attorney fees) arising out of or resulting from negligence or misconduct on the part of Agent, its officers, agents and employees in the performance of Agent's duties under this Agreement, except when same occurs as a result of the express direction of Owner, or Multistate Realty Services, Inc. or such other consulting service designated by Owner and engaged by Agent pursuant to Section 26 of this Agreement with respect to any matters undertaken by any such consultant pursuant to its applicable written agreement with Agent, as approved by Owner; provided, however, the foregoing exculpation shall not apply in the event of any negligence or misconduct of Agent in carrying out the express direction of Owner, Multistate Services, Inc. or any other applicable consulting service engaged by Agent as aforesaid.

          29. INTERPRETATIVE PROVISIONS.
              -------------------------

              (a) In the event of a conflict between any provision of this Agreement and any rights and requirements as may be imposed by the Secretary, the rights and requirements of the Secretary shall prevail and the conflicting provision in this Agreement shall be deemed to have no further force or effect.

              (b) At all times, this Agreement will be subject and subordinate to all rights of the Secretary, and will inure to the benefit of and constitute a binding obligation upon the Principal Parties and their respective successors and assigns.

              (c) This Agreement constitutes the entire agreement between the Owner and the Agent with respect to the management and operation of the Project, and no change will be valid, unless made by supplemental written agreement, executed and approved by the Principal Parties.

              (d) This Agreement has been executed in several counterparts, each of which shall constitute a complete original Agreement, which may be introduced in evidence or used for any other purpose without production of any of the other counterparts.

          30. EFFECT OF AGREEMENT ON PRIOR HOUSING MANAGEMENT AGREEMENT. This Agreement is intended to and shall be deemed to supersede in its entirety that certain Restated Housing Management Agreements and the Amendment. Pursuant to the terms of this Agreement, the Amended and Restated Housing Management Agreement is hereby terminated.

          Notwithstanding the execution of this Agreement by the Principal Parties, this Agreement shall only become effective upon the execution of a consulting agreement for the Project by and between the Principal Parties.

          IN WITNESS WHEREOF, the Principal Parties by their duly authorized officers have executed this Agreement as of the 12th day of May, 1994.


                              OWNER:

                              CAPITOL PARK ASSOCIATES, an
                              Illinois limited partnership

                              BY:  A.I.M. Partnership No. 1, an Illinois
                                   limited partnership, Managing
                                   General Partner


                                   By:  /s/ Aaron I. Michaelson
                                        --------------------------------
                                        Aaron I. Michaelson,
                                        General Partner

                              AGENT:

                              INTERSTATE GENERAL COMPANY,
                              L.P., a Delaware limited partnership

                              By:  /s/ Kimberly H. Carroll
                                   -----------------------------------
                                   Name:  Kimberly H. Carroll
                                          ----------------------------
                                   Its:   Vice President
                                          ----------------------------

                                  ADDENDUM TO
                             AMENDED AND RESTATED
                         HOUSING MANAGEMENT AGREEMENT
                         ----------------------------

          This Addendum is entered into this _____ day of May, 1994 between Interstate General Company, L.P., as Agent and Capitol Park Associates, an Illinois limited partnership, as Owner for the purpose of amending that certain Amended and Restated Housing Management Agreement of even date herewith (the "Management Agreement").

          The Management Agreement is amended and modified as follows;

          1. In Section 8(d) of the Management Agreement, the second sentence shall be deleted.

          2. Whenever the Management Agreement provides for Owner to be a permitted signatory on the Security Deposit Account and the Rental Agency Account, Owner 'nay exercise such right to draw monies from such accounts only to pay the same amounts and for the same purposes as Agent may draw monies from said accounts under the Management Agreement or in the event that Agent shall be in default under the Management Agreement.

          3. In Section 13(b) of the Management Agreement, the determination of compensation for certain key employees shall be made in Owner's discretion with Agent's approval, which approval shall not he unreasonably withheld.

          4. In Section 17(b) of the Management Agreement, the cost for partnership tax returns of Owner shall not exceed Five Thousand Dollars ($5,000.00) per year and agent shall not have any responsibility for preparing Owner's partnership tax returns.

          5. In Section 26 of the Management Agreement, the monthly reimbursement shall be increased to Six Thousand Dollars ($6,000.00).

          6. Owner shall indemnify, defend and hold Agent and its officers, directors and employees harmless from any claims, damages, losses and expenses asserted against Agent as a result of any matters undertaken by Agent at the specific direction of Owner or Multi-State Realty Services, Inc. (or any other consultant designated by Owner) in violation of the Management Agreement or applicable HUD regulations.

          7. In all other respects, the Management Agreement shall be unmodified and in full force and effect.


CAPITOL PARK ASSOCIATES,                  INTERSTATE GENERAL COMPANY,
an Illinois limited partnership           L.P., a Delaware limited partnership

By:  A.I.M. Partnership No. 1,            By:  /s/ Kimberly H. Carroll
     Managing General Partner                  ------------------------------
                                               Name:  Kimberly H. Carroll
     By:  /s/ Aaron I. Michaelson                     -----------------------
          --------------------------           Its:   Vice President
          Name: Aaron I. Michaelson                   -----------------------
                ---------------------
          Its:  General Partner
                ----------------------

                  HOUSING MANAGEMENT AGREEMENT AMENDMENT



As of January 1, 1998, the Management Agreement for Capitol Park
Associates, dated December 31, 1984, is to be amended as follows:

1.   Delete Interstate General Company L.P. as Managing Agent.

2.   Add American Rental Management Company as Managing Agent.

IN WITNESS WHEREOF, the Principal Parties (by their duly authorized Officers) have executed this Amendment to the Agreement on the 1st day of December, 1997.


WITNESS:                           INTERSTATE GENERAL COMPANY L.P.

                                   SPONSOR:
/s/  Lisa D. Sweeney
---------------------              By: /s/ Edwin L. Kelly
                                        --------------------------
                                        Edwin L. Kelly, President

                                   MANAGING AGENT:  AMERICAN RENTAL
WITNESS:                           MANAGEMENT COMPANY

/s/ Lisa D. Sweeney                By:  /s/ Edwin L. Kelly
--------------------                    --------------------------
                                        Edwin L. Kelly, President